Exhibit 3.1

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“ASP BLADE MERGER SUB, INC.”, A DELAWARE CORPORATION, WITH AND INTO “BLOUNT INTERNATIONAL, INC.” UNDER THE NAME OF “BLOUNT INTERNATIONAL, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWELFTH DAY OF APRIL, A.D. 2016, AT 8 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

880120 8100M	Authentication: 202129371
SR# 20162225141	Date: 04-12-16
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 04/12/2016
FILED 08:00 AM 04/12/2016
SR 20162225141 - File Number 880120

CERTIFICATE OF MERGER

MERGING

ASP BLADE MERGER SUB, INC.

WITH AND INTO

BLOUNT INTERNATIONAL, INC.

Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”), Blount International, Inc., a corporation organized and existing under the DGCL, does hereby certify that:

FIRST: The name and state of incorporation of each of the constituent corporations of the Merger (as defined below) are:

(a) Blount International, Inc., a Delaware corporation (the “Company”), and

(b) ASP Blade Merger Sub, Inc., a Delaware corporation (the “Merger Subsidiary”).

SECOND: An Agreement and Plan of Merger, dated as of December 9, 2015 (the “Merger Agreement”), among the parent corporation of the Merger Subsidiary, the Merger Subsidiary and the Company, pursuant to which the Merger Subsidiary will merge with and into the Company on the terms and subject to the conditions set forth therein (the “Merger”), has been approved, adopted, executed and acknowledged by cach of the constituent corporations in accordance with the requirements of Section 251 of the DGCL.

THIRD: Following the Merger, the Company will continue its existence as the surviving corporation and the separate corporate existence of the Merger Subsidiary will cease. The name of the surviving corporation shall be Blount International, Inc.

FOURTH: At the effective time of the Merger, the certificate of incorporation of the surviving corporation shall be amended and restated to read in its entirety as set forth in Exhibit A hereto.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Company. The address of said principal place of business is 4909 SE International Way, Portland, OR 97222.

SIXTH: An executed copy of the Merger Agreement will be furnished by the Company, on request and without cost, to any stockholder of the Company or the Merger Subsidiary.

SEVENTH: This certificate of merger, and the Merger, shall be effective upon the filing of this certificate of merger with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, Blount International, Inc. has caused this certificate of merger to be executed by its duly authorized officer this 12th day of April, 2016.

BLOUNT INTERNATIONAL, INC.

By:
Name:	Chad E. Paulson
Title:	Vice President, General Counsel and Secretary

[Signature Page to Certificate of Merger]

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BLOUNT INTERNATIONAL, INC.

FIRST: The name of the corporation is Blount International, Inc. (the ‘‘Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL, as from time to time amended.

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is one hundred (100) shares of common stock, $0.01 par value.

FIFTH: [RESERVED].

SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation (the “Board of Directors”), but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SEVENTH: In addition to the powers and authority herein before or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the bylaws of the Corporation.

EIGHTH: The number of directors of the Corporation shall be fixed from time to time by the bylaws or amendment thereof adopted by the Board of Directors.

NINTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder thereof for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL or (iv) for any transaction from which the director shall have derived an improper

[CERTIFICATE OF INCORPORATION OF BLOUNT INTERNATIONAL, INC.]

personal benefit, If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither amendment nor repeal of this paragraph (a) of this Article Ninth, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph (a) of this Article Ninth, shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this paragraph (b) of this Article Ninth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the bylaws of the Corporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of any such person shall be made to the fullest extent permitted by applicable law. The provisions of this paragraph (b) of this Article Ninth shall not be deemed to preclude the indemnification of any person who is not specified in this paragraph (b) of this Article Ninth but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.

[CERTIFICATE OF INCORPORATION OF BLOUNT INTERNATIONAL, INC.]